UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
June 22, 2011 (June 22, 2011)
COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)
(301) 581-0600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre—commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre—commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
Ex-10.1	Credit Agreement
Ex-99.1	Press Release

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
     Coventry Health Care, Inc. (the “Company”) entered into a new $750,000,000 Credit Agreement, dated as of June 22, 2011 (the “Credit Agreement”) with the banks, financial institutions and other lenders and issuers of letters of credit from time to time parties thereto, JPMorgan Chase Bank, National Association as Administrative Agent, Citibank, N.A. and Bank of America, N.A. as Syndication Agents and J.P. Morgan Securities LLC, Citigroup Global Markets, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement provides for a five-year revolving credit facility in the principal amount of $750,000,000 with the Company having the ability to request an increase in the facility up to an amount not to exceed $1,000,000,000. The obligations under the Credit Agreement are general unsecured obligations of the Company.
     Advances under the Credit Agreement bear interest at (1) a rate per annum equal to the Administrative Agent’s base rate (the “Base Rate”) or (2) the one-, two-, three-, six-, nine-, or twelve-month rate per annum for Eurodollar deposits (the “Eurodollar Rate”) plus an applicable margin, as selected by the Company. The applicable margin for Eurodollar Rate advances depends on the Company’s debt ratings and varies from 1.050% to 1.850%.
     The credit facility provides for a $100,000,000 subfacility for letters of credit. Letter of credit fees are payable in respect of outstanding letters of credit at a rate per annum equal to the applicable margin for Eurodollar Rate advances in effect from time to time.
     Commitment fees on the credit facility are payable regardless of usage at rates per annum ranging from 0.200% to 0.400%, depending on the Company’s debt ratings.
     The Credit Agreement contains various affirmative and negative covenants, including, among others, covenants that restrict the ability of the Company and its subsidiaries to create or permit liens on assets, make accounting changes other than as required or permitted by generally accepted accounting principles, dispose of substantially all of the consolidated assets of the Company or enter into new unrelated lines of business. The Credit Agreement also includes covenants that restrict the ability of the Company to engage in mergers or consolidations where the Company is not the surviving corporation and that restrict the ability of the Company’s subsidiaries to incur indebtedness and guarantee obligations. The Credit Agreement also requires compliance with a maximum leverage ratio test.
     If an event of default under the credit facility shall occur and be continuing, the commitments under the credit facility may be terminated and the principal amount outstanding under the credit facility, together with all accrued unpaid interest and other amounts owing under the Credit Agreement and related loan documents, may be declared immediately due and payable. The Company also would be required to cash-collateralize any letters of credit outstanding under the credit facility.
     Extensions of credit under the Credit Agreement will be used for general corporate purposes.
     The description of the Credit Agreement set forth in this Form 8-K is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1.
Item 1.02 — Termination of a Material Definitive Agreement
     Effective June 22, 2011, the Company terminated its Amended and Restated Credit Agreement (the “Terminated Credit Agreement”) with the lenders named therein, Citibank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. as Syndication Agent, Deutsche Bank Securities, Inc., Lehman Brothers Commercial Bank and The Royal Bank of Scotland PLC, as Co-Documentation Agents, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners. The Terminated Credit Agreement was set to expire July 11, 2012.

SECTION 2 — FINANCIAL INFORMATION
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     Item 1.01 is incorporated by reference into this Item 2.03 to the extent it describes the creation of a direct financial obligation.
SECTION 8 — OTHER EVENTS
Item 8.01 Other Events
     On June 22, 2011, the Company issued a press release regarding the entry into the new Credit Agreement. The press release is furnished herewith as Exhibit 99.1.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated as of June 22, 2011, among Coventry Health Care, Inc., as Borrower, the lenders named therein, as Initial Lenders, the initial issuing banks named therein, as Initial Issuing Banks, JPMorgan Chase Bank, National Association, as Administrative Agent, Citibank, N.A. and Bank of America, N.A. as Syndication Agents and J.P. Morgan Securities LLC, Citigroup Global Markets, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Bookrunners.

99.1	Coventry Health Care, Inc.’s press release dated June 22, 2011, containing information related to entry into the new Credit Agreement.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.
By:	/s/ John J. Ruhlmann
John J. Ruhlmann
Senior Vice President and Corporate Controller

Dated: June 22, 2011